Exhibit Q1(a)


WACHOVIA MUNICIPAL FUNDS

Amendment No. 12
to the
DECLARATION OF TRUST

Dated August 15, 1990


	THIS Declaration of Trust is amended as follows:

A.	Strike the first sentence of Section 5 of Article XII from the
Declaration of Trust and substitute in its place the following:

Section 5.  Offices of the Trust, Filing of Copies,
Headings, Counterparts. The Trust shall maintain a usual place of business in Massachusetts, which, initially, shall be c/o Donnelly, Conroy & Gelhaar, 73 Tremont Street, Boston, Massachusetts 02108, and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts.

	The undersigned, President and Secretary, hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees by Unanimous Consent on the 28th day of January, 2000.

	WITNESS the due execution hereof this 29th day of January, 2000.


/s/ John W. McGonigle		/s/ Gail Cagney
John W. McGonigle, President	Gail Cagney, Secretary


Exhibit Q1(b)


WACHOVIA MUNICIPAL FUNDS

Amendment No. 13
to the
DECLARATION OF TRUST

Dated August 15, 1990


	THIS Declaration of Trust is amended as follows:

1.	Strike subsection (a) of Section 3 of Article IV from the Declaration of Trust and substitute in its place the following:

(a) The term of office of a Trustee shall expire at the end of the calendar year in which (s)he reaches age seventy-two (72), provided however, that the term of office of any Trustee who is serving as a Trustee on March 1, 2001 and who is age sixty-nine
(69) or older on such date shall expire at the end of the calendar year in which (s)he reaches age seventy-four (74);

2.	Strike the first sentence of Section 5 of Article XII from the
Declaration of Trust and substitute in its place the following:

Section 5.  Offices of the Trust, Filing of Copies,
Headings, Counterparts. The Trust shall maintain a usual place of business in Massachusetts, which shall be determined by the Trustees, and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts.

	The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees by on the 1st day of March, 2001.

	WITNESS the due execution hereof this 1st day of March, 2001.




/s/ James A. Hanley		/s/ Samuel E. Hudgins
James A. Hanley		Samuel E. Hudgins


/s/ D. Dean Kaylor		/s/ Dr. Alvin J. Schexnider
D. Dean Kaylor 		Dr. Alvin J. Schexnider


/s/ Charles S. Way, Jr.
Charles S. Way, Jr.